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                                                                    EXHIBIT 12.1

Nationwide Financial Services, Inc. and
Subsidiaries
Statement Regarding Computation of Earnings to Fixed Charges
(in millions)

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                                                          Nine months
                                                             ended
                                                          September 30,              Years ended December 31,
                                                                       ------------------------------------------------------------
                                                              2002         2001         2000         1999          1998       1997
                                                          -------------------------------------------------------------------------
Earnings:
Income from continuing operations before federal income
  tax expense and cumulative effect of adoption of
  accounting principles                                   $    6.4     $  568.2     $  622.4     $  552.6     $  492.7     $  395.4
Fixed Charges - Interest on debt and capital and
  preferred securities of subsidiary trusts                   55.1         54.9         48.5         47.2         35.1         26.1
                                                          -------------------------------------------------------------------------
Earnings                                                  $   61.5     $  623.1     $  670.9     $  599.8     $  527.8     $  421.5
                                                          =========================================================================

Fixed Charges - Interest on debt and capital and
preferred securities of subsidiary trusts                 $   55.1     $   54.9     $   48.5     $   47.2     $   35.1     $   26.1
                                                          =========================================================================

Ratio of earnings to fixed charges                            1.1x         11.3x        13.8x        12.7x       15.0x        16.1x
                                                          =========================================================================
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